Exhibit 10.2

BOSTON SCIENTIFIC CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated Effective as of July 1, 2022

1.            Purpose. The purpose of the Boston Scientific Corporation Employee Stock Purchase Plan, as amended and renamed (formerly known as the Boston Scientific Corporation 2006 Global Employee Stock Ownership Plan), is to encourage ownership of common stock by employees of Boston Scientific Corporation and its Subsidiaries and Affiliates and to provide additional incentives for such employees to promote the success of the business of the Company and its Subsidiaries and Affiliates. The Company intends for offerings under the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (each, a “Section 423 Offering”); provided, however, that the Committee may also authorize the grant of rights under offerings of the Plan that are not intended to comply with the requirements of Section 423 of the Code, pursuant to any rules, procedures, agreements, appendices, or sub-plans adopted by the Committee for such purpose (each, a “Non-423 Offering”). Unless otherwise determined by the Committee, each offering under the Plan in which Eligible Employees of one or more Participating Employers may participate shall be deemed a separate offering for purposes of Section 423 of the Code, even if the dates of the applicable Offering Periods of each such offering are identical, and the provisions of the Plan shall separately apply to each offering. With respect to Section 423 Offerings, the terms of separate offerings need not be identical provided that all Eligible Employees granted Options in a particular offering shall have the same rights and privileges, except as otherwise may be permitted by Section 423 of the Code; a Non-423 Offering need not satisfy such requirements.

2.            Effective Date of the Plan. The Plan’s original effective date was July 1, 2006 following the Board’s adoption of the Plan on February 28, 2006 and approval by the Company’s stockholders on May 9, 2006. The Plan was amended and restated effective as of July 1, 2011, as of July 1, 2014 and as of November 15, 2018 and is hereby further amended and restated effective as of July 1, 2022; provided, however, such amendment and restatement shall be void if the Company’s stockholders do not approve the amended and restated Plan within twelve (12) months before or after the date on which the Board adopts the amended and restated Plan.

3.            Administration.

(a)            The Plan shall be administered by the Committee. Subject to Applicable Law, no member of the Board or Committee (or its delegates) will be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan. In the performance of its responsibilities with respect to the Plan, the Committee will be entitled to rely upon, and no member of the Committee will be liable for any action taken or not taken in reliance upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party that the Committee deems necessary. Notwithstanding any other provision of the Plan to the contrary, the Committee may use telephonic media, electronic media, or other technology, including the Company’s website and the internet, in administering the Plan to the extent not prohibited by Applicable Law.

(b)            Powers of the Committee. The Committee will have full power and authority to administer the Plan, including, without limitation, the authority to (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any enrollment form or other instrument or agreement relating to the Plan, (ii) determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees will participate in a Section 423 Offering or a Non-423 Offering and which Subsidiaries and Affiliates will be Participating Employers participating in either a Section 423 Offering or a Non-423 Offering (within the limits of the Plan), (iii) determine the terms and conditions of any Option granted under the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan, (v) amend an outstanding Option, including any amendments to an Option that may be necessary for purposes of effecting a transaction contemplated under Section 11 hereof (including, but not limited to, an amendment to the class or type of stock that may be issued pursuant to the exercise of a right or the purchase price applicable to an Option), provided that the amended Option otherwise conforms to the terms of the Plan, and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, including, without limitation, the adoption of any such rules, procedures, agreements, appendices, or sub-plans (collectively, “Sub-Plans”) as are necessary or appropriate to permit the participation in the Plan by Eligible Employees who are foreign nationals or employed outside the U.S., as further set forth in Section 3(c) below.

(c)            Non-U.S. Sub-Plans. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt such Sub-Plans relating to the operation and administration of the Plan to accommodate local laws, customs and procedures for jurisdictions outside of the U.S., the terms of which Sub-Plans may take precedence over other provisions of this Plan, with the exception of Section 5 hereof, but unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Plan will govern the operation of such Sub-Plan. To the extent inconsistent with the requirements of Section 423 of the Code, any such Sub-Plan will be considered part of a Non-423 Offering, and Options granted thereunder will not be required by the terms of the Plan to comply with Section 423 of the Code. Without limiting the generality of the foregoing, the Committee is authorized to adopt Sub-Plans for particular non-U.S. jurisdictions that modify the terms of the Plan to meet applicable local requirements, customs or procedures regarding, without limitation, (i) eligibility to participate, (ii) the definition of Compensation, (iii) the dates and duration of Offering Periods or other periods during which Optionees may make payroll deductions towards the purchase of shares of Stock, (iv) the method of determining the purchase price and the discount from Fair Market Value at which shares of Stock may be purchased, (v) any minimum or maximum amount of payroll deductions an Optionee may make in an Offering Period or other specified period under the applicable Sub-Plan, (vi) the treatment of Options upon a change in control or a change in capitalization of the Company, (vii) the handling of payroll deductions and the methods for making payroll deductions by means other than payroll deductions, (viii) establishment of bank, building society or trust accounts to hold payroll deductions, (ix) payment of interest, (x) conversion of local currency, (xi) obligations to pay payroll tax, (xii) withholding procedures, and (xiii) handling of share issuances.

(d)            Binding Authority. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan and any enrollment form or other instrument or agreement relating to the Plan will be made in the Committee’s sole discretion and will be final, binding and conclusive for all purposes and upon all interested persons.

(e)            Delegation of Authority. To the extent not prohibited by Applicable Law, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, to one or more of the other parties comprising the “Committee” hereunder, or to other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, reference to the Committee will be deemed to include any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3(e).

4.            Amendment and Termination. The Board may terminate or amend the Plan at any time and from time to time; provided that, if stockholder approval is required pursuant to Applicable Law, then no such amendment will be effective unless approved by the Company’s stockholders within such time period as may be required. The Board may suspend the Plan or discontinue the Plan at any time, including shortening an Offering Period in connection with a spin-off or other similar corporate event. Upon termination of the Plan, all payroll deductions will cease and all payroll deductions then credited to an Optionee’s account will be equitably applied to the purchase of whole shares of Stock then available for sale, and any remaining amounts will be promptly refunded, without interest (unless required by Applicable Law), to Optionees. For the avoidance of doubt, the Board or Committee, as applicable herein, may not delegate its authority to make amendments to or suspend the operations of the Plan pursuant to this Section 4. No termination of or amendment of the Plan may adversely affect the rights of an Optionee in the reasonable discretion of the Committee with respect to any Option held by the Optionee as of the date of such termination or amendment without the Optionee’s consent, provided that no such consent shall be required for any amendment or termination of the Plan that may be required to facilitate compliance with Applicable Law in the reasonable discretion of the Committee.

5.            Shares of Stock Subject to the Plan. No more than an aggregate of 60 million shares of Stock may be issued or delivered pursuant to the exercise of Options granted under the Plan. Shares to be delivered upon the exercise of Options may be either shares of Stock which are authorized but unissued or shares of Stock held by the Company in its treasury or shares of Stock purchased on the open market by the Company for issuance under this Plan. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option shall become available for other Options granted under the Plan. The Company shall, at all times during which Options are outstanding, reserve and keep available shares of Stock sufficient to satisfy such Options, and shall pay all fees and expenses incurred by the Company in connection therewith. In the event of any capital change in the outstanding Stock as contemplated by Section 11, the number and kind of shares of Stock or securities reserved and kept available by the Company shall be appropriately adjusted. For avoidance of doubt, up to the maximum number of Shares reserved under this Section 5 may be used to satisfy purchases of shares of Stock under Section 423 Offerings and any remaining portion of such maximum number of shares of Stock may be used to satisfy purchases of shares of Stock under Non-423 Offerings. Further, shares of Stock withheld to satisfy Tax-Related Items shall not reduce the number of shares of Stock available for sale pursuant to the Plan and shall again be made available for sale pursuant to the Plan.

6.            Terms and Conditions of Options.

(a)            General; Offering Periods. All Options granted to Eligible Employees shall comply with the terms and conditions set forth in the Plan and applicable Enrollment Agreement. The Committee has the authority to change the rules set forth in this Section 6 regarding participation in the Plan. Unless otherwise determined by the Committee, the Plan shall be implemented by consecutive Offering Periods. To the extent determined by the Committee, the Offering Periods may (a) consist of more than one purchase period of a duration specified by the Committee, and (b) be of a duration, and commence on the dates, specified by the Committee prior to the scheduled beginning of the applicable Offering Period, provided that each Offering Period may not have a duration exceeding twenty-seven (27) months. For the avoidance of any doubt, the Committee has authority to establish the terms that shall apply to the Offering Periods in accordance with the provisions contemplated in this Section 6 without stockholder approval. To the extent that the Committee establishes Offering Periods with multiple purchase periods or overlapping Offering Periods, in each case, with a purchase price based (in part) on the Fair Market Value of a share of Stock on the first Trading Day of an Offering Period, the Committee shall have discretion to structure an Offering Period so that if the Fair Market Value of a share of Stock on the first Trading Day of the Offering Period in which Optionee is currently enrolled is higher than the Fair Market Value of a share of Stock on the first Trading Day of any subsequent Offering Period, the Company shall automatically enroll such Optionee in the subsequent Offering Period and shall terminate his or her participation in such original Offering Period.

(b)            Non-U.S. Employees. An Eligible Employee who works for a Participating Employer and is a citizen or resident of a jurisdiction other than the U.S. (without regard to whether such individual also is a citizen or resident of the U.S. or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering Period if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or a Section 423 Offering to violate Section 423 of the Code. In the case of a Non-423 Offering, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering Period if the Committee has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.

(c)            Enrollment Agreement/Payroll Deductions. During each Enrollment Period, an Eligible Employee may elect to participate in the Plan as of the Entry Date and purchase shares of Stock by completing and submitting an Enrollment Agreement, in accordance with such procedures as may be established from time to time by the Committee in its sole discretion. The Enrollment Agreement shall indicate the percentage of the Eligible Employee’s Compensation (from 1% through 10% (or such lesser or greater percentage determined by the Committee in connection with a particular Offering Period), in multiples of 1%) that the Eligible Employee elects to be withheld on pay dates occurring during the Offering Period. The Compensation shall be withheld in the form of payroll deductions made on each pay day during the Offering Period, provided that if the Committee determines that payroll deductions are not permitted or feasible in a particular country outside of the U.S., the Committee may permit an Eligible Employee to participate by an alternative means (in which case any reference to payroll deductions in this Plan shall also mean the contributions made through other means).

(i)            After the commencement of the Offering Period, unless the Committee determined otherwise in connection with a particular Offering Period, an Optionee shall not be permitted to change the percentage of Compensation elected to be withheld during that Offering Period. However, an Optionee may elect to discontinue his or her payroll deductions at any time during an Offering Period and withdraw them by submitting a request, in accordance with such procedures as may be established from time to time by the Committee, no later than ten (10) business days prior (or such other period as may be established by the Committee) to the last day of the Offering Period. The change will be effective as of the first pay date occurring as soon as practicable after the Optionee’s request has been received. As soon as practicable following receipt of the Optionee’s request, the Optionee shall receive a distribution of the accumulated payroll deductions, without interest (unless otherwise required by Applicable Law).

(ii)            Any Enrollment Agreement in effect for an Offering Period shall remain in effect as to any subsequent Offering Period unless revoked by the submission of a request to discontinue payroll deductions for that Offering Period or modified by submission of a new Enrollment Agreement during an Enrollment Period for any Offering Period (or such other period as may be established by the Committee), or until the Optionee ceases to be an Eligible Employee for any reason. Participation in the subsequent Offering Period will be governed by the terms and conditions of the Plan in effect at the beginning of such Offering Period, subject to the Optionee's right to withdraw from the Plan in accordance with Section 6(c)(i).

(iii)            The Company will not be obligated to segregate the payroll deductions from the general funds of any Participating Employer nor will any interest be paid on such payroll deductions, unless otherwise determined by the Committee or required by Applicable Law. All payroll deductions received by the Company for shares of Stock sold by the Company on any Purchase Date pursuant to this Plan may be used for any corporate purpose.

(d)            Limitations. Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee shall be granted an Option under the Section 423 Offering to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding rights to purchase capital stock possessing five percent (5%) or more of the combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase capital stock under all employee stock purchase plans of the Company and Subsidiaries accrues at a rate that exceeds Twenty-Five Thousand Dollars (USD 25,000) worth of such stock (determined at the fair market value of the shares of such stock at the time such right is granted) for each calendar year in which such purchase right is outstanding. Subject to the limitations set forth in the foregoing sentence, no Optionee may purchase in excess of 10,000 shares of Stock under the Plan per Offering Period or such other maximum number of shares of Stock as may be established for an Offering Period by the Committee (in each case subject to adjustment pursuant to Section 11 hereof).

(e)            Purchase Price. Unless determined otherwise by the Committee, the purchase price at which Option Shares may be acquired on the Purchase Date shall be equal to eighty-five percent (85%) of the lesser of (i) the Fair Market Value of the Stock on the Offering Commencement Date; and (ii) the Fair Market Value of the Stock on the Purchase Date; provided, however, that the Purchase Price for a Section 423 Offering shall in no event be less than eighty-five percent (85%) of the lesser of (i) the Fair Market Value of the Stock on the Offering Commencement Date; and (ii) the Fair Market Value of the Stock on the Purchase Date.

7.	Exercise of Options.

(a)            For each Optionee who remains an Eligible Employee on a Purchase Date, all of the Optionee’s payroll deductions accumulated during the Offering Period will be applied to purchase the number of whole shares of Stock (unless the Committee has determined in connection with a particular Offering Period that fractional shares of Stock may be purchased) purchasable by his or her accumulated payroll deductions during the Offering Period, or, if less, the maximum number of shares subject to the Option as provided in Section 6(d), provided that if the total number of shares of Stock which all Optionees elect to purchase, together with any shares already purchased under the Plan, exceeds the total number of shares which may be purchased under the Plan pursuant to Section 5, the number of shares which each Optionee is permitted to purchase shall be decreased pro rata based on the Optionee’s accumulated payroll deductions in relation to all accumulated payroll deductions currently being withheld under the Plan.

(b)            Unless otherwise determined by the Committee, following the purchase of Stock on each Purchase Date, any remaining payroll deductions for each Optionee shall be refunded to the Optionee, without interest (unless required by Applicable Law), as soon as administratively practicable.

(c)            If an Optionee ceases to be an Eligible Employee prior to the Purchase Date, the Optionee’s payroll deductions shall be refunded to the Optionee, without interest (unless required by Applicable Law), as soon as administratively practicable, and no shares of Stock shall be purchased on behalf of the Optionee.

8.	Delivery of Stock.

(a)            By enrolling in the Plan, each Optionee will be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Committee. Alternatively, the Committee may provide for Plan share accounts for each Optionee to be established by the Company or by an outside entity selected by the Committee which is not a brokerage firm. As soon as administratively practicable after the Purchase Date, the Company shall deliver shares of Stock acquired by the Optionee to the Optionee’s brokerage or Plan share account where the shares of Stock will be held in street name for the benefit of the Optionee.

(b)            The Committee shall record each Optionee’s shares of Stock acquired under the Plan in accordance with established electronic book entry procedures.

(c)            An Optionee will have no rights as a stockholder with respect to any Option Shares or any shares of Stock deliverable under this Plan unless and until recorded in the books of the brokerage firm selected by the Committee or, as applicable, the Company, its transfer agent, or such other outside entity which is not a brokerage firm.

9.	Restrictions on Transfer.

(a)            Options may not be assigned, transferred, pledged or otherwise disposed of other than by will or the laws of descent and distribution. An Option may not be exercised by anyone other than the Optionee during the lifetime of the Optionee.

(b)            Except as otherwise determined by the Committee, Stock acquired by exercise of an Option hereunder may not be assigned, transferred, pledged or otherwise disposed of, except by will or under the laws of descent and distribution, until the date which is three (3) months after the last day of the Offering Period as of which such shares were acquired (or the date of the death of the Optionee, if earlier), but thereafter may be sold or otherwise transferred without restriction, subject to the Company's Stock Trading Policy.

(c)            Except as otherwise determined by the Committee, Stock acquired by exercise of an Option under the Section 423 Offering and deposited with a broker designated by the Committee for the benefit of the Optionee pursuant to Section 8(a) may not be transferred to any other brokerage account for a period of two (2) years following the first day of the Offering Period to which the Option Shares relate. After such restriction period ends, the Optionee may freely transfer the Option Shares to any other brokerage account, without restriction, at the Optionee’s personal expense. The Company may also require that shares of Stock, without regard to whether acquired by exercise of an Option under a Section 423 Offering, be retained in a brokerage or Plan share account for such other designated period of time as may be specified by the Committee, and/or may establish procedures to permit tracking of dispositions of shares of Stock.

10.	Employment.

(a)            General. If an Optionee ceases to be an Eligible Employee prior to a Purchase Date for any reason, his or her Option shall immediately expire, and the Optionee’s accumulated payroll deductions shall be returned, without interest (unless otherwise required under Applicable Law), as soon as administratively practicable, to the Optionee or his or her estate, as the case may be, by the Participating Employer, and no shares of Stock shall be purchased on behalf of such Optionee. For the avoidance of doubt, if an Optionee’s last day of employment with a Participating Employer is on a Purchase Date, the Optionee’s payroll deductions accumulated during the Offering Period will be applied to purchase Stock on the Purchase Date pursuant to Section 7.

(b)            Leave of Absence. For purposes of a Section 423 Offering under the Plan, an Employee shall not be deemed to have ceased to be an Eligible Employee while such Employee is on any military leave, sick leave, or other bona fide leave of absence approved by the Participating Employer of three (3) months or less; provided that where the period of leave exceeds three (3) months and the Optionee’s right to reemployment is not guaranteed by statute or by contract, for purposes of the Plan, the Employee will be deemed to have ceased to be an Eligible Employee three (3) months and one (1) day following the commencement of such leave. Subject to the discretion of the Committee, if an Optionee is granted a paid leave of absence, payroll deductions on behalf of the Optionee will continue and any payroll deductions credited to the Optionee’s account may be used to purchase shares of Stock as provided under the Plan. If an Optionee is granted an unpaid leave of absence, payroll deductions on behalf of the Optionee will be discontinued and no other payroll deductions will be permitted (unless otherwise determined by the Committee or required by Applicable Law), but any payroll deductions then credited to the Optionee’s account may be used to purchase shares of Stock on the next applicable Purchase Date.

(c)            Transfer of Employment. Unless otherwise determined by the Committee or required by Applicable Law, an Optionee whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between a Participating Employer will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if an Optionee transfers from a Section 423 Offering to a Non-423 Offering, the exercise of the Optionee’s purchase right will be qualified under the Section 423 Offering only to the extent that such exercise complies with Section 423 of the Code. If an Optionee transfers from a Non-423 Offering to a Section 423 Offering, the exercise of the Optionee’s purchase right will remained non-qualified under the Non-423 Offering. The Committee may establish additional or different rules to govern transfers of employment for purposes of participation in the Plan or an Offering, consistent with the applicable requirements of Section 423 of the Code.

11.	Adjustment Provisions.

(a)            Changes in Capitalization. In the event of (1) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, Stock, other securities or other property), stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Stock or other securities of the Company, recapitalization, or other similar corporate transaction or event or change in the Company's capital structure that affects the shares of Stock (including a Change in Control); or (2) unusual or nonrecurring events affecting the Company, including changes in Applicable Laws, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the Options intended to be granted to, or available for, Optionees (any event in (1) or (2), an “Adjustment Event”), the Committee will make such appropriate substitution or adjustments, if any, as deems equitable, to any or all of (A) the maximum number of shares of Stock or kind of other securities that may be delivered under the Plan under Section 5 or any Sub-Plan and (B) the terms of any outstanding Options, including (i) the number of shares of Stock and kind of securities subject to the Options then outstanding or subsequently granted, (ii) any Purchase Price relating to the Option and (iii) any other provision of the Options affected by such change; provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Options to reflect such equity restructuring.

(b)            Change in Control. In the event of a Change in Control, each outstanding Option shall be equitably adjusted and assumed or an equivalent Option substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In the event that the successor corporation in a Change in Control refuses to assume or substitute for the Option or the successor corporation is not a publicly traded corporation, the Offering Period then in progress shall be shortened by setting a New Purchase Date and shall end on the New Purchase Date. The “New Purchase Date” shall be a Trading Day determined by the Committee, in its discretion, which occurs before the date of the consummation of the Company’s proposed Change in Control. The Committee shall notify each Optionee in writing, at least ten (10) Trading Days prior to the New Purchase Date (or such other date as may be specified by the Committee), that the Purchase Date for the Optionee’s Option has been changed to the New Purchase Date and that shares of Stock shall be purchased automatically for the Optionee on the New Purchase Date, unless the Optionee has withdrawn from the Offering Period prior to such date, as provided in Section 6(c)(i) hereof.

12.            Return of Accumulated Payroll Deductions. In the event that the Optionee or his or her estate is entitled to the return of accumulated payroll deductions, whether by reason of an election to discontinue and withdraw payroll deductions, termination of employment, retirement, death, or, in the event that accumulated payroll deductions exceed the price of shares purchased or the limitations specified in Section 6(d), such amount shall be returned by the Participating Employer to the Optionee or his or her estate, as the case may be, as soon as practicable. Accumulated payroll deductions held by the Participating Employer shall not bear interest (unless otherwise required by Applicable Law).

13.            Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company will not be required to deliver any shares of Stock issuable upon exercise of a right under the Plan prior to the completion of any registration or qualification of the shares of Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of any governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Committee will, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the shares of Stock with any state or foreign securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Stock. If, pursuant to this Section 13, the Committee determines that the shares of Stock will not be issued to any Optionee, any payroll deductions credited to such Optionee’s account will be promptly refunded, without interest (unless required by Applicable Law), to the Optionee, without any liability to the Company or any of its Subsidiaries or Affiliates.

14.            Code Section 409A; Tax Qualification.

(a)            Code Section 409A. Options granted under a Section 423 Offering are exempt from the application of Section 409A of the Code and Options granted under a Non-423 Offering are intended to be exempt from Section 409A of the Code pursuant to the “short-term deferral” exemption contained therein. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that an Option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an Option under the Plan to be subject to Section 409A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding Option granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Optionee’s consent, to exempt any outstanding Option or future Option that may be granted under the Plan from or to allow any such rights to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company will have no liability to an Optionee or any other party if the Option under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto. The Company makes no representation that the Option under the Plan is compliant with Section 409A of the Code.

(b)            Tax Qualification. Although the Company may endeavor to (i) qualify an Option for favorable tax treatment under the laws of the U.S. or jurisdictions outside of the U.S. or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 14(a) hereof. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Optionees under the Plan.

15.            No Enlargement of Employment Rights. Neither the establishment nor continuation of the Plan, nor the grant of any Option hereunder, shall be deemed to give any employee the right to be retained in the employ of the Participating Employer, or any successor thereto, or to interfere with the right of the Participating Employer or successor to discharge the employee at any time.

16.            Tax Withholding. At the time an Optionee’s purchase right is exercised, in whole or in part, or at the time an Optionee disposes of some or all of the shares of Stock acquired under the Plan, or at the time of any other taxable event, the Optionee will make adequate provision for any Tax-Related Items. In their sole discretion, the Participating Employer that employs the Optionee may satisfy any obligation to withhold Tax-Related Items by (a) withholding from the Optionee’s wages or other compensation, (b) withholding a sufficient whole number of Shares otherwise issuable following purchase sufficient to pay the Tax-Related Items required to be withheld with respect to the Shares as determined in the sole discretion of the Committee, (c) withholding from proceeds from the sale of Shares issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company, (d) requiring the Optionee to make a cash payment to the Participating Employer equal to the amount of the Tax-Related Items, or (e) any other method permitted under Applicable Law.

17.            Governing Law. The Plan and all Options and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without regard to the conflict of laws principles thereof.

18.            Definitions. As used in this Plan, the following terms shall have the meanings set forth below:

(a)            “Affiliate” will have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act. The Committee will have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.

(b)            “Applicable Law” means the requirements relating to the administration of equity-based awards under state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. jurisdiction where Options are, or will be, granted under the Plan.

(c)            “Board” means the Board of Directors of the Company.

(d)            “Code” means the U.S. Internal Revenue Code of 1986, as amended, or any statute successor thereto, and any regulations issued from time to time thereunder.

(e)            “Committee” means a committee of the Board appointed by the Board from time to time to administer the Plan in accordance with Section 3 to serve at its pleasure for the purpose of carrying out the responsibilities of the Committee under the Plan. For any period during which no Committee is in existence, all authority and responsibility assigned the Committee under this Plan shall be exercised, if at all, by the Board.

(f)            “Company” means Boston Scientific Corporation, a Delaware corporation (or any successor corporation).

(g)            “Compensation” means, unless otherwise determined by the Committee, the total salary or wages or other taxable compensation (such as bonus payments, commissions, short-term disability payments and wage or salary substitution payments) paid by a Participating Employer to the Optionee during active employment (including approved paid leaves of absences) as of a particular pay date, exclusive of expense reimbursement, relocation allowances, tuition reimbursement, adoption assistance benefits, earnings related to stock options or other equity incentives, and post-employment payments that may be computed from eligible compensation, such as severance benefits, salary continuation after termination of employment, redundancy pay, or termination indemnities.

(h)            “Change in Control” means any of:

(i)            any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

(ii)            an acquisition, consolidation or merger if all or substantially all of the beneficial owners of the outstanding Stock of the Company and the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of Board members immediately prior to such transaction do not own beneficially, directly or indirectly, and in substantially the same proportion, more than 50% of, respectively, the then outstanding shares of Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Board members, as the case may be, of the corporation resulting from such transaction;

(iii)            a sale or transfer of all or substantially all the Company's assets;

(iv)            a dissolution or liquidation of the Company; or

(v)            if, over a period of twenty-four (24) consecutive months or less there is change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more actual or threatened proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board.

Notwithstanding clauses (i) through (v) above, none of the following shall constitute a “Change in Control” for purposes of this definition:

(vi)            the shares of Stock or the voting securities of the Company entitled to vote generally in the election of Board members are acquired directly from the Company in a capital raising transaction;

(vii)            the shares of Stock or the voting securities of the Company entitled to vote generally in the election of Board members are acquired by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(A) the beneficial owners of the outstanding shares of Stock, and of the securities of the Company entitled to vote generally in the election of Board members, immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportions immediately following such transaction more than 50% of the outstanding shares of Stock and of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of the members of the board of directors of the corporation (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) resulting from such transaction and (B) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the board of directors at the time of the execution of the initial agreement, or of the action of the Board, authorizing such transaction.

(i)            “Eligible Employee” means, unless otherwise determined by the Committee in connection with a particular Offering Period, an Employee who is customarily employed by a Participating Employer for twenty (20) or more hours per week. The Committee, in its discretion, from time to time may, prior to an Enrollment Period for all Options to be granted in an Offering Period, determine (on a uniform and nondiscriminatory basis for the Section 423 Offerings) that the definition of Eligible Employee will or will not include an individual if he or she: (A) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (B) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), (C) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (D) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or who is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Section 423 Offering in an identical manner to all highly compensated individuals of the Participating Employer whose employees are participating in that Offering Period. An Optionee shall be deemed to have ceased to be an Eligible Employee either upon an actual termination of employment or upon the corporation employing the employee ceasing to be a Participating Employer.

(j)            “Employee” means an individual treated as an employee of the Company or other Participating Employer under their payroll records or for purposes of Section 423 of the Code. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

(k)            “Enrollment Agreement” means such written or electronic agreement described in Section 6(c), in such form as may be approved by the Committee from time to time, whereby an Eligible Employee elects to participate in the Plan and authorizes a Participating Employer to withhold payroll deductions from his or her Compensation.

(l)            “Enrollment Period” means the period during which Eligible Employees may elect to participate in the Plan, commencing approximately 45 days prior to the beginning of each Offering Period and ending approximately 10 days prior to such Offering Period (or such other period as may be established by the Committee).

(m)            “Entry Date” means the first Offering Commencement Date on or after the date on which an Employee becomes an Eligible Employee.

(n)            “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor law thereto, and the regulations promulgated thereunder.

(o)            “Fair Market Value” means, with respect to the Stock on a given date, the closing price as quoted on the New York Stock Exchange on such date (or if there shall be no trading on such date, then on the immediately preceding date on which sales were made on the New York Stock Exchange, or such other appropriate date as shall be determined by the Committee).

(p)            “Non-423 Offering” has the meaning assigned to it in Section 1 hereof.

(q)            “Offering Commencement Date” means the first Trading Day of each Offering Period.

(r)            “Offering Period” means, unless determined otherwise in accordance with Section 6(a) hereof, the consecutive six (6) month period beginning each January 1st and July 1st of each calendar year.

(s)            “Option” means an option to purchase shares of Stock granted under the Plan.

(t)            “Optionee” means an Eligible Employee who has elected to participate in the Plan and to whom an Option is granted.

(u)            “Option Shares” means shares of Stock subject to an Option.

(v)            “Participating Employer” means the Company or any Subsidiary or Affiliate designated by the Committee to participate in the Plan as of an Offering Commencement Date.

(w)            “Plan” means this Boston Scientific Corporation Employee Stock Purchase Plan as set forth herein (and formerly known as the Boston Scientific Corporation 2006 Global Employee Stock Ownership Plan), as it may be amended or restated from time to time.

(x)            “Purchase Date” means the last Trading Day of each Offering Period.

(y)            “Stock” means the common stock, USD 0.01 par value per share, of the Company.

(z)            “Section 423 Offering” has the meaning assigned to it in Section 1 hereof.

(aa)          “Sub-Plans” has the meaning assigned to it in Section 3(c) hereof.

(bb)         “Subsidiary” means a subsidiary corporation of the Company, whether now or hereafter existing, as “subsidiary corporation” is defined in Section 424(f) of the Code.

(cc)          “Tax-Related Items” means any U.S. federal, state, and/or local taxes and/or any non-U.S. taxes (including, without limitation, income tax, social insurance contributions (or similar contributions), payroll tax, fringe benefits tax, payment on account, employment tax, stamp tax and any other tax or tax-related item related to participation in the Plan and legally applicable to an Optionee, including any employer liability for which the Optionee is liable pursuant to Applicable Laws or the applicable Enrollment Agreement.

(dd)         “Trading Date” a day on which the principal exchange that Stock is listed on is open for trading.

(ee)          “U.S.” means the United States of America.